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                                                                   EXHIBIT 10.18

                                   AGREEMENT

  AGREEMENT dated as of April 15, 1997 (the "Agreement"), between WARNER COMMUNICATIONS INC., a Delaware corporation ("WCI"), and MIDWAY INTERACTIVE INC., formerly known as Williams Interactive Inc., a Delaware corporation ("Midway").

                             W I T N E S S E T H :

  WHEREAS, WCI and Midway are parties to a stock purchase agreement (the "Purchase Agreement") dated as of February 23, 1996 pursuant to which WCI sold and Midway purchased all of the outstanding capital stock of Atari Games Corporation, a California corporation ("Atari") (capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Purchase Agreement); and

  WHEREAS, in accordance with the terms of the Purchase Agreement, Atari made and delivered the Final Four Year Note to WCI in the principal amount of $14,152,500 of which $8,953,500 remains unpaid and Midway made and delivered the Final Two Year Note to WCI in the principal amount of $7,862,500, all of which remains unpaid; and

  WHEREAS, Midway is interested in purchasing and prepaying the Final Two Year Note and Final Four Year Note (collectively the "Notes") from WCI and obtaining the release of the "Collateral" under the Security Agreements in respect thereto and WCI is willing to sell and accept prepayment of the Notes and assign its rights under the Security Agreements on the terms and conditions hereinafter set forth.

  NOW, THEREFORE, in consideration of the mutual agreements and the payments set forth herein, the parties hereto hereby agree as follows:

  1. WCI hereby sells, assigns and transfers to Midway all of its right, title and interest in and to the following: the Final Two Year Note, the Two Year Security Agreement, the Final Four Year Note and the Final Four Year Security Agreement. Concurrently herewith, WCI is delivering the original Notes to Midway without representation or warranty except as set forth in this Agreement.

  2. In consideration of the transfers pursuant to Section 1, concurrently herewith, Midway is paying to WCI by wire transfer in immediately available funds to an account designated by WCI an aggregate of $11,771,200 plus accrued and unpaid interest on the Notes through the date hereof of $743,740.





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  3. Concurrently herewith, WCI is executing and delivering to Midway UCC termination statements and assignments in recordable form (the "Release Documents") with respect to all Intellectual Property (as defined in the Four Year Security Agreement) to evidence the termination of all security interests and liens held by WCI in any of the Collateral under the Security Agreements to the same extent required by the Security Agreements upon payment in full of the Secured Obligations as defined in the Security Agreements. From time to time hereafter WCI shall execute such other documents and instruments that may reasonably be requested by Midway to evidence the release and termination of any such lien or security interest.

  4. Representations and Warranties of WCI

     4.1. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2. WCI possesses the power and authority, corporate or otherwise, to enter into this Agreement and the documents and instruments contemplated hereby, to assume and perform its obligations hereunder and thereunder, and to comply with the terms, conditions and provisions hereof.

     4.3. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of WCI. This Agreement and the Release Documents have been duly executed and delivered by WCI and constitute the valid and binding obligation of WCI, enforceable in according with their terms.

     4.4.  WCI is not subject to or bound by any provision of

           4.4.1.   any articles or certificate of incorporation or by-laws;

           4.4.2. any law, statute, rule, regulation or judicial or administrative decision;

           4.4.3. any mortgage, deed of trust, lease, note, shareholders agreement, bond, indenture, license, permit, trust; or

           4.4.4. any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by, or under which there would be a default as a result of, nor is the consent of any Person under any contract or agreement which has not been obtained required for, the execution, delivery and performance by WCI of this Agreement and the transactions contemplated hereby.



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     4.5.  WCI is selling the Two Year Note and Four Year Note for its own account, has made its own determination of value, has had an opportunity to ask questions and obtain information from Midway and Atari which it deems relevant to enter into this Agreement and understands that in selling the Notes and accepting payment hereunder it is not relying on any representations or warranties made by any Person as to value.

     4.6. WCI is the sole owner of the Two Year Note, the Four Year Note and the Security Agreements, free and clear of all liens, claims and encumbrances.

     4.7. Annexed hereto as Schedule 4 is a full and complete list of all filings made by or on behalf of WCI with respect to the Collateral under the Security Agreements.

  5. Representations of Midway

     5.1. Midway is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2. Midway possesses the power and authority, corporate or otherwise, to enter into this Agreement and the documents and instruments contemplated hereby, to assume and perform its obligations hereunder and thereunder, and to comply with the terms, conditions and provisions hereof.

     5.3. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Midway. This Agreement has been duly executed and delivered by Midway and constitutes the valid and binding obligation of Midway, enforceable in according with its terms.

     5.4.  Midway is not subject to or bound by any provision of

           5.4.1.   any articles or certificate of incorporation or by-laws;

           5.4.2. any law, statute, rule, regulation or judicial or administrative decision;

           5.4.3. any mortgage, deed of trust, lease, note, shareholders agreement, bond, indenture, license, permit, trust; or

           5.4.4. any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;


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that would prevent or be violated by, or under which there would be a default as a result of, nor is the consent of any Person under any contract or agreement which has not been obtained required for, the execution, delivery and performance by Midway of this Agreement and the transaction contemplated hereby.

   5.5. Midway is acquiring the Notes for its own account and not with a view to resale or distribution of the Notes. Midway has made its own determination of value, has had an opportunity to ask questions and obtain information from WCI and Atari which it deems relevant to enter into this Agreement and understands that in acquiring and paying the Notes it is not relying on any representations or warranties made by any Person as to value.

  6. Other Agreements.

     6.1. The execution and delivery of this Agreement does not affect the Purchase Price as that term is used in the Purchase Agreement and does not purport to amend, modify or otherwise alter the obligations of the parties under the Purchase Agreement.

     6.2. Upon transfer of the Notes and Security Agreements and payment therefor as provided herein, the obligations between WCI on the one hand and Midway and Atari on the other shall be as if the Notes were paid in full and WCI shall cease to have any rights under the Notes or the Security Agreements.

     6.3. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed, delivered and performed entirely within this State.

     6.4. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     6.5. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.


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   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                     WARNER COMMUNICATIONS INC.


                                     By  /s/ SPENCER B. HAYS
                                        -------------------------------
                                        Spencer B. Hays
                                        Vice President


                                     MIDWAY INTERACTIVE INC.



                                     By  /s/ NEIL D. NICASTRO
                                         -------------------------------
                                         Neil D. Nicastro,
                                         President and Chief Executive Officer




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